ANNUAL REPORT 2014



CYBERGY HOLDINGS



CYBERGYLABS

Cybergy Labs, an award-winning developer of specialized cybersecurity software applications including SmartFile.



New West Technologies

New West Technologies provides clean, smart, and reliable energy solutions and is a 5 time winner of the Inc. 500/5000 fastest growing private companies in America.



Primetrix

Primetrix serves U.S. Federal Government contractor firms with contract procurement, compliance, and growth services.





Mark Gray
Chairman of the Board & CEO

TO THE SHAREHOLDERS OF CYBERGY HOLDINGS, INC.

During this past year, we have completed four (4) transactions and successfully re-competed our largest U.S. Federal Government contract with the Department of Energy. Today, our emphasis has shifted in a major way to owning and operating growing and profitable businesses in the energy and cybersecurity sectors. Management believes these sectors have key operational synergies and are opportunities to grow shareholder value long into the future.

We are already four months into 2015, and I am happy to report that Cybergy Holdings, Inc. ("Cybergy"), and its family of companies remains a trusted solutions provider for U.S. Federal and state governments, as well as tier one commercial clients.

Working at the forefront of our customers' most important missions, our dedicated employees continue to make vital contributions to our nation's energy security in areas such as renewable resources, energy efficiency, and smart grid technologies. Additionally, our proprietary cybersecurity solution – SmartFile – is changing the way information security works by creating an audit trail and chain of custody for all computer files. Simply put, we research, design, and develop mission-driven systems for our nation's energy infrastructure and information assurance. We do this work every day in support of our federal and state clients such as the Department of Energy (DOE) and its national laboratories, the United States military (DoD), and the States of New York (NYSERDA) and Hawaii, as well as for many corporate clients.

I offer you this inaugural annual report to discuss the challenges we met and highlight the major changes we undertook last year, and to show you why our future is bright.



2014 OVERVIEW

Cybergy's revenue declined 10% in 2014, primarily due to contract compression at the end of our largest contract, which we have held for the past seven (7) years. Secondarily, Cybergy's revenue was also affected by the more general slowing in recent years of contract awards and revenue across the entire government services sector.[1] Nevertheless, the demand for our services which support our nation's critical infrastructure remained robust, and as a result, Cybergy has been less affected than many government contractors. For example, in a major development in September 2014 we won the $85 million re-compete of the DOE Mission Oriented Technical Support (MOTS) services contract, an effort led over the past seven (7) years by our accomplished and talented Chief Operating Officer (COO), Faith H. Klareich.

Under the terms of this new three-year contract, we will work with exceptional teammates such as Allegheny Science & Technology to provide engineering, project management assistance, and other vital services in support of DOE, Office of Energy Efficiency and Renewable Energy's (EERE) energy efficiency, renewable energy, transportation, strategic programs, and business operations activities.

The federal budget also affected our mergers and acquisition (M&A) strategy during 2014. We were cautious in our approach to acquisitions in sectors with slow or flat growth. We have refocused our acquisition strategy on smart grid, cybersecurity, big data analytics, and other non-defense related marketplaces. With our strong balance sheet and visibility into future cash flows, we expect to be more acquisitive this year.

We continued our transformation in May 2014 by recruiting Dan Hollenbach as our new Chief Financial Officer (CFO). Early in his career, Dan was an auditor at EY for eight (8) years, served as CFO of a public company with $200 million in revenue, and immediately prior to joining Cybergy, led the Colorado division of Robert Half Management Resources. Dan's focus is to lead the financial integration of the Cybergy family of companies as we move toward building an organization that provides a full spectrum of critical services and indispensable products.

In October 2014, Cybergy announced the rebrand of our shared services group, NWBSS LLC, to Primetrix, LLC. Under President Jennifer Williamson Cockrum's highly effective leadership, Primetrix offers government contracting, compliance, and growth services to small and mid-sized companies

1 "Federal Contracts Plunge, Squeezing Private Companies," *The New York Times*, Jan. 15, 2014; see http://www.nytimes.com/2014/01/16/business/federal-contracts-plunge-squeezing-private-companies.html

Primetrix runs our award-winning bid and proposal shop, which has drafted more than $250 million in winning proposals over the past seven years and boasts *impressive 44% and 54%* win-rates in 2013 and 2014, respectively.



seeking greater access to the competitive landscape of federal contracting. Among many other capabilities, Primetrix runs our award-winning bid and proposal shop, which has drafted more than $250 million in winning proposals over the past seven years and boasts **impressive 44% and 54%** win-rates in 2013 and 2014, respectively. (Additional data showing Primetrix's impressive performance in securing new business are provided below.)

Along with the name change, Primetrix underwent a rebrand, adopting a new logo, look, and website. To learn more, visit the company's website at www.Primetrix.com.

CYBERGY STRENGTH AND INTELLECTUAL PROPERTY

Cybergy remains in a position of real strength. With **$32 million** in revenue, Cybergy's family of companies is well positioned as a provider of innovative solutions to both the government and commercial sectors. Here are some of the key highlights:

Our innovation center, Cybergy Labs, is **generating tremendous technological breakthroughs to enhance cybersecurity** such as with the SmartFile platform. SmartFile is the "Internet of Documents" that connects all digital files on any computer to the internet and reports back in real-time when they are opened or viewed, printed, or shared with others. This breakthrough technology represents a potential change in computer infrastructure by moving brilliant security features directly into the files themselves. SmartFile applications are endless, but the early adopters are already reinventing workflows and cybersecurity – empowering users in revolutionary ways. SmartFile was developed by my business partner of 17 years, and our extremely talented Chief Technology Officer (CTO), Wyly Wade, who has led teams in cybersecurity, big data, and software product development for IBM Lotus Notes, Cambridge Technology Partners, and the World Bank. Wyly is an amazing innovator in the truest sense of the word.

We are rapidly **adding staff to support new initiatives** and expect to see this trend continue. Our Human Resources (HR) recruiting staff is growing as we go to press on this report just to keep up with the projected demand of our added work.

In 2014, we also **grew our contracting, compliance, and business growth services division**, Primetrix.



which leads our bid and proposal process for securing new work. In 2014, we won 15 new contracts valued at $23.2 million versus $9.7 million on 24 contract wins in 2013. That represents an approximate **140%** increase in dollar value of contract wins in 2014 versus 2013, and nearly a **300%** increase in average contract size over the same period.

Our bid and proposal team, combined with the exceptional service and solution delivery reputation of New West Technologies, helped the company **win five (5) consecutive Inc. 500/5000 Fastest Growing Private Companies in America awards** previously. In 2014, the team put on a strong performance in winning new work. For 2015, we are **committed to doubling our bid proposal and contract capture** again as we aggressively go after new work.

INVESTING IN OUR INFRASTRUCTURE AND FUTURE GROWTH

In 2014, we incurred $1.4 million in costs related to M&A transactions including acquisition of New West Technologies and BiON Enterprises (now Cybergy Labs), merger with Mount Knowledge (MKHD), and $275,000 related to infrastructure enhancements related to going public; a $12.1 million non-cash M&A compensation charge (for bankers, brokers, and professional service providers) - shares issued in the various transactions closed at fair value; and other one-time, non-recurring expenses as we invested in growth. We substantially rebuilt our IT infrastructure, upgraded our accounting system, and re-engineered our entire back office operations (Primetrix) to support management's plan to grow a premier, middle market provider of critical infrastructure solutions supporting the clean energy and cybersecurity needs of our nation through a disciplined execution of a management-driven organic growth and acquisition strategy.

In 2014, we completed four transactions including: (1) the acquisition of New West Technologies on January 1, 2014; (2) the acquisition of 100% of BiON Enterprises on January 1, 2014; (3) the completion of a $2.5 million convertible debenture round in September and October 2014; and (4) the acquisition of Mount Knowledge Holdings (OTC: MKHD) which had the net effect of Cybergy becoming a publicly traded company. The investments we made in Cybergy's infrastructure, accounting, and financial controls in preparation for being a public company have positioned us for continued growth in 2015.

We believe there will continue to be major ongoing needs in both the public and private sectors for clean energy, smart grid security and resiliency, cybersecurity, and the associated technical and advisory services. These are already enormous markets, but their rapid growth is projected in the coming years. We believe we can significantly boost our market share because of our value proposition for these sectors. With customers focused on costs, a real opportunity exists for smaller, price-competitive providers such as Cybergy. Our strategy for future growth is to focus on our existing and potential new customers and our people. We will do this by successfully



executing existing contracts, always being on the lookout for new opportunities, fostering new business growth areas, and carefully allocating our capital resources.

FOCUSING ON OUR PEOPLE

It is a testament to our employees and the work they do that over 19 years of operation the vast majority of our contracts have been renewed, extended, or re-awarded, resulting in little client turnover through the life of the company. Working side by side with our customers including government agencies, our people truly can anticipate their clients' current and emerging needs and develop solutions to meet them.

Finding and maintaining a quality workforce does not just happen. Every year the Cybergy management team recognizes the great performance of our people with awards and incentives. Starting in 2015, we have increased performance-based awards and employee incentives by 300% and issued an SEC-approved stock option plan equal to 50% of annual base pay with vesting over three years. In the highly competitive industry sectors in which we operate, our management team is committed to recruiting and retaining the very best talent possible and supporting a company culture that encourages employee engagement, fosters career path opportunities, and ultimately creates better outcomes for our customers.

More than anything, we look forward to furthering our mission of helping our teams envision and deliver great results for our customers, whose positive experiences and successes are our ultimate goal. We intend to continue to deliver the best possible training, coaching, resources, and career paths we can to help our employees deliver those great results consistently to our customers. It is in this way that all our people - our employees and our customers - succeed.

CYBERGY LEADERSHIP TEAM

For good reason, I regularly extol the experience and accomplishments of our operating managers. They are true all-stars, who run their businesses as if they were the only asset owned by their families.

It is a testament to our employees and the work they do that after 19 years of operation the vast majority of our contracts have been renewed, extended, or re-awarded, resulting in little client turnover through the life of the company.



I believe the mindset of our managers to be as shareholder-oriented as can be found anywhere in publicly owned companies. This includes senior management of New West Technologies, Primetrix, and Cybergy Labs, as well as the exceptional members of our Board of Directors.

Most have many other opportunities for their career paths in government or industry, but the joy of hitting business "home runs" as part of the Cybergy family of companies means as much to them as their paycheck. You can find more information on the leadership team on the Cybergy Partners website at www.cybergypartners.com/about/directors.

GROWTH THROUGH ACQUISITION

In 2014, we completed three (3) acquisitions in key markets – energy and cybersecurity – and one that took us public with the acquisitions of New West Technologies, BiON Enterprises, and Mount Knowledge. The energy and cybersecurity markets allow us to take skills that we have developed in our core businesses and crosswalk them to other markets.

It is not our practice to comment on pending or potential acquisitions or prospects that we are "courting," but suffice it to say, Cybergy's business plan is to aggregate companies of similar size that have reached critical mass and are known for excellence in their respective sectors of operation, and thus have natural synergies with our current operations. This does not take into account the typical savings realized from shared services in back office operations.

We seek to acquire growing, cash-flow positive companies in our stated areas of focus, namely, clean energy, electric grid security and resiliency, smart grid technologies, and cybersecurity, as well as the associated technical and advisory service sectors.

THE ELECTRIC SMART GRID, MICROGRIDS AND CYBERSECURITY

The ongoing shift toward American energy independence is a profound development for our nation. However, energy distribution remains a challenge. The modernization of our nation's electric grid to a "smart grid" – that is, one based on information and communications technology and that is internet-enabled through IP access – is both promising and fraught with insider threats and cybersecurity challenges.

A case in point is the supervisory control and data acquisition (SCADA) systems that provide for machine-to-machine communications. Such systems were never designed to deal with the sophisticated security issues we face today. This is where the products and services offered by the Cybergy family of companies can make an important difference. Indeed, our company's name



"Cybergy" reflects the synthesis of "energy" and "cyber" technology solutions that form a network "peering point" of specialized resources.

Microgrids are emerging as a strategy that combines indigenous energy solutions including renewable sources such as wind, water, and solar with traditional energy production and storage to create efficient, resilient "energy islands." This is a particularly active area for the family of companies comprising Cybergy Holdings.

Cybergy company, New West Technologies, is currently implementing demonstration projects for such energy storage and microgrid capabilities for the U.S. Navy (NAVFAC) and has a utility industry thought leader, Steve Hauser, at the helm as President. Steve was the co-founder and Chairman of the GridWise Alliance, a leading smart grid trade association that has attracted sponsorship and membership from the bulk of the utility industry and DOE. Steve and the GridWise Alliance team recently presented their industry findings and recommendations for the future development of the electrical grid to U.S. Secretary of Energy Ernest Moniz, and they continue to provide thought leadership on interoperability and security as the two key drivers for grid modernization going forward.

The United States is not alone in this upgrade process. Grid modernization on a global scale is estimated to be up to a $2 trillion investment by 2030.[2] This represents a major opportunity for Cybergy to expand beyond federal government work to commercial and international clients in the years ahead.

CYBERGY WELL POSITIONED FOR THE FUTURE

Despite uncertainties with the federal services contracting market overall, the needs of both the public and private for clean energy, grid security, smart grid development, and cybersecurity are tremendous. As a smaller, price-competitive provider of technical and advisory products and

2 "Putting a Price on Smart Power," by Jenny Gold, National Public Radio, April 27, 2009; see http://www.npr.org/templates/story/story.php?storyId=103545351.



services in these high-priority areas and with a deep pool of talented and dedicated employees, Cybergy is very well positioned for continued growth. We will continue to adapt to meet our customers' ever-changing missions while looking for new markets that enable us to grow our capabilities even more.

In summary, we at Cybergy possess the technological know-how, the new access to the public capital markets, and a very favorable market position to thrive in coming years while adapting to changing conditions and customers' needs. We expect that our financial means will also allow us to grow given recent underwriting offers to fund our organic and M&A growth with a planned application to NASDAQ.

Perhaps the highest honor I have ever received in my 30-plus years in business is to have the trust and support of our fellow owners – you our shareholder partners – large and small. Our leadership team, comprised of our exceptional board of directors and senior management will return that trust and confidence you have bestowed on us – by "rolling up our sleeves" every day to serve the important missions we are entrusted with and grow our shareholder value.

I am a lucky fellow to have you as partners.

CEO and Chairman of the Board

April 14th, 2015

LEADERSHIP TEAM

MANAGEMENT TEAM

Mark Gray
Chairman of the Board and Chief Executive Officer

Dan Hollenbach
Chief Financial Officer

Steve Hauser
President, New West Technologies and Cybergy Labs

Jennifer Williamson Cockrum
Chief Administrative Officer and President, Primetrix

Wyly Wade
Chief Technology Officer

Faith Klareich
Chief Operating Officer, New West Technologies

BOARD OF DIRECTORS

Mark Gray
Chairman of the Board and Chief Executive Officer

Wyly Wade
Chief Technology Officer

David W. Carey
Former Executive Director, Central Intelligence Agency

Tom Vukota | BSc. CFA, CMA
Founder and President, Vukota Capital Management

Corporation Information

Headquarters
Denver Technology Center
10333 East Dry Creek Road, #200
Englewood, CO 80112
Tel: 303-586-3232 / 202-618-3411

Washington, DC
L'Enfant Plaza
901 D Street SW, #910
Washington, DC 20024

Landover, MD
8201 Corporate Drive, #800
Landover, MD 20785

Website
www.cybergypartners.com

Shareholder Information

Investor Relations
Dan Hollenbach
10333 East Dry Creek Road, #200
Englewood, CO 80112
Tel: 720-504-1040
ir@cybergypartners.com

Transfer Agent
Island Stock Transfer
100 Second Avenue South, #705S
St. Petersburg, FL 33701
Tel: 727-289-0010
Fax: 727-389-0069
info@islandstocktransfer.com
www.islandstocktransfer.com

Auditor
CBIZ MHM, LLC & Mayer Hoffman McCann P.C.
8181 East Tufts Avenue, #600
Denver, CO 80237
www.mhmcpa.com

Legal Counsel
Sichenzia Ross Friedman Ference LLP
61 Broadway
32nd Floor
New York, NY 10006
Tel: 212-930-9700
info@srff.com





Denver Technology Center
10333 East Dry Creek Road, #200
Englewood, CO 80112
www.cybergypartners.com

CYBERGY HOLDINGS